Exhibit 8.1

List of Subsidiaries of Integra Resources Corp.


Integra Resources Corp.
(British Columbia, Canada)
100%
100%
Integra Resources Holdings Canada Inc.
(British Columbia, Canada)
Millennial Precious Metals Corp.
(British Columbia, Canada)
100%
100%
Millennial Silver Corp.
(Canada)
100%
Integra Holdings U.S. Inc.
(Nevada, U.S.)
Millennial Silver Nevada Inc.
(Nevada, U.S.)
100%
100%
100%
100%
100%
DeLamar Mining Company
(Oregon, U.S.)
Millennial NV LLC
(Nevada, U.S.)
Millennial Red
Canyon LLC
(Nevada, U.S.)
Millennial
Development LLC
(Nevada, U.S.)
Millennial
Arizona LLC
(Arizona, U.S.)
100%
Rich Gulch LLC
(Idaho, U.S.)